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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form 20-F of our report dated April 5, 2001, except as to the stock split described in Note 19 as to which the date is May 1, 2001, relating to the consolidated financial statements of Van der Moolen Holding N.V., which appears in such Registration Statement. We also consent to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Registration Statement.


PricewaterhouseCoopers N.V.
Amsterdam, The Netherlands

October 15, 2001